Exhibit 5.1

Fulbright & Jaworski L.L.P.

A Registered Limited Liability Partnership

666 Fifth Avenue, 31st Floor

New York, New York 10103-3198

www.fulbright.com

telephone: (212) 318-3000	facsimile: (212) 318-3400

June 3, 2009

Medidata Solutions, Inc.

79 Fifth Avenue, 8th Floor

New York, New York 10003

Ladies and Gentlemen:

We have acted as counsel to Medidata Solutions, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of the Company’s common stock, par value $0.01 per share (the “Shares”), as described in the Company’s Registration Statement on Form S-1 (File No. 333-156935) initially filed with the U.S. Securities and Exchange Commission with respect to the Shares on January 26, 2009 (as amended and as may subsequently be amended, the “Registration Statement”). The Shares to be issued and sold by the Company pursuant to the Registration Statement are referred to herein as the “Company Shares,” and the Shares to be sold by the selling stockholders identified in the Registration Statement to cover over-allotments, if any, pursuant to the Registration Statement, are herein referred to as the “Secondary Shares.”

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

Based upon the foregoing, and having due regard for such legal considerations as we deem relevant, we are of the opinion that (a) upon filing by the Company of its Fourth Amended and Restated Certificate of Incorporation with the Secretary of Sate of the State of Delaware, a form of which has been filed as an exhibit to the Registration Statement, the Company Shares will be duly and validly authorized for issuance, (b) when the issued by the Company in accordance with the terms of the underwriting agreement, a form of which has been filed as an exhibit to the Registration Statement (the “Underwriting Agreement”), and the documents

Austin — Beijing — Dallas — Denver — Dubai — Hong Kong — Houston — London — Los Angeles — Minneapolis

Munich — New York — Riyadh — San Antonio — St. Louis — Washington DC

Medidata Solutions, Inc.

June 2, 2009

contemplated thereby, and upon receipt by the Company of payment for the Company Shares as provided in the Underwriting Agreement, the Company Shares will be duly and legally issued, fully paid and nonassessable, and (c) the Secondary Shares have been duly and validly authorized for issuance and, when issued upon conversion of the Company’s outstanding Series B Convertible Preferred Stock, par value $0.01 per share, Series C Convertible Preferred Stock, par value $0.01 per share, and Series D Convertible Preferred Stock, par value $0.01 per share, as described in the Registration Statement, will be duly and legally issued and fully paid and nonassessable.

The opinions expressed herein are limited exclusively to applicable federal laws of the United States of America and applicable provisions of, respectively, the Delaware Constitution, the Delaware General Corporation Law and reported judicial interpretations of such law, in each case as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Fulbright & Jaworski L.L.P.

FULBRIGHT & JAWORSKI L.L.P.